                                 EXHIBIT 10.51

                                 OFFICE LEASE

                   BETWEEN WELLS OPERATING PARTNERSHIP, L.P.

                    MATSUSHITA AVIONICS SYSTEMS CORPORATION

                                 OFFICE LEASE
                                 ------------


                      WELLS OPERATING PARTNERSHIP, L.P.,
                        a Delaware limited partnership

                                  as Landlord

                                      and
                   MATSUSHITA AVIONICS SYSTEMS CORPORATION,
                            a Delaware corporation

                                   as Tenant

                        Dated as of: February 18, 1999

                      SUMMARY OF BASIC LEASE INFORMATION
                      ----------------------------------


          The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the office building (the "Building") which will be constructed by Landlord on the real property described in Exhibit A-3 which real property is in the City of Lake Forest, California. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.



TERMS OF LEASE
(References are
to the Office Lease)
                             DESCRIPTION
                             -----------
1.  Dated as of:             February 18, 1999

2.  Landlord:                Wells Operating Partnership, L.P., a Delaware
                             limited partnership

3.  Address of Landlord      3885 Holcomb Bridge Road
    (Section 29.16):         Norcross, Georgia  30092-2295

4.  Tenant:                  Matsushita Avionics Systems Corporation, a
                             Delaware  corporation

5.  Address of Tenant        Matsushita Electric Corporation of America
    (Section 29.16):         1 Panasonic Way
                             Secaucus, New Jersey  07094
                             Attn:  Sharon Streicher, Esq.

    with a copy to:          Procopio, Cory and Hargreaves & Savitch
                             530 B Street , Suite 2100
                             San Diego, California  92101
                             Attn:  Todd E. Leigh, Esq.

    and with a copy          at the Premises
    addressed to Tenant:

6.  Premises                 The real property outlined on Exhibit A-2 and
    (Article 1):             described in Exhibit A-3 and the building outlined
                             on Exhibit A-1 to be constructed thereon by Landlord

7.  Term (Article 2)

    7.1  Lease Term:         7 years

    7.2  Lease Commencement  The Lease Commencement Date shall be the first to
         Date: occur of (i) the date Tenant commences business in the Premises or (ii) the date all of the following conditions are satisfied:

                             (a) Landlord's Work and Tenant Improvements are complete pursuant to Final Project Working Drawings and Final Tenant Improvements Working Drawings, respectively, (except for "punch list" items which can and will be completed within thirty (30) days after the Lease Commencement Date), and Tenant can conduct its business.

                             (b) A Permanent or Temporary Certificate of
                             Occupancy (TCO) is issued for the Premises (or such portion thereof to be initially built out with Tenant Improvements as provided in the Final Working Drawings) or could be issued but for any delay in Tenant's installation of its furniture, fixtures, equipment and personal property.

                             (c) Tenant is able to occupy the Premises (or such portion thereof to be initially built out with Tenant Improvements as provided in the Final Working Drawings) pursuant to all applicable permits, regulations and requirements relating to the construction and installation of Landlord's Work and Tenant Improvements in accordance with the Final Working Drawings, and all utility services are being delivered to the Premises.

                             (d) All roads for ingress and egress to and from the Premises are paved and all parking areas are paved, lighted and striped.

                             (e) Delivery of a Non-Disturbance, Attornment, Estoppel and Subordination Agreement in the form attached hereto as Exhibit I, fully executed and notarized by all of Landlord's lender(s) who have encumbrances on the Real Property.

                             (f) Tenant has been given access to the Premises for up to thirty (30) days following completion of the items set forth in subsection (a) through (d) above to install Tenant's furniture, fixtures and equipment.

                             (g) Notwithstanding the foregoing to the contrary, in the event the satisfaction of the foregoing conditions set forth in clauses (a) through (f) are delayed by Tenant Caused Delays, the Lease Commencement Date shall be the first to occur of
                             (y) the date Tenant commences business in the Premises or (z) the date that the foregoing conditions set forth in clauses (a) through (f) would have been satisfied but for the Tenant Caused Delay.

7.3  Lease Expiration Date:  Seven (7) years after the Lease Commencement Date.
8.   Base Rent (Article 3)
                             Monthly Installment
            Lease Year       of Base Rent
            ----------       ------------
               1-2           $ 152,500
               3-4           $ 162,260
               5-6           $ 172,020
                7            $ 181,780

The Monthly Base Rent is based on a projected Total Project Cost (as defined in the Work Letter) of $17,847, 769. If, as provided in the Work Letter, the Total Project Cost is more or less than $17,847,769, the Annual Base Rent payable by Tenant during the initial Lease Term will go up or down, respectively, by ten percent (10%) of the difference. For instance, if the Total Project Cost is $18,847,769, then the Base Monthly Rent will be increased by $8,333.33 each month during the initial Lease Term. If the Total Project Cost is $16,847,769, then the Base Monthly Rent will be decreased by $8,333.33 each month during the initial Lease Term.

9.  Broker                   Cushman Realty Corporation
    (Section 29.20):         4675 MacArthur Court, Suite 500
                             Newport Beach, California  92680-1836
                             Attention:  Mr. Peter Andrich and
                                         Mr. Rick M. Kaplan (Tenant's Broker)

10. Guarantor (Section 29.15): Matsushita Electric Corporation of America, a Delaware corporation

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1  REAL PROPERTY, BUILDING AND PREMISES.....................................  1

ARTICLE 2  LEASE TERM...............................................................  2

ARTICLE 3  BASE RENT................................................................  6

ARTICLE 4  ADDITIONAL RENT..........................................................  6

ARTICLE 5  USE OF PREMISES.......................................................... 12

ARTICLE 6  SERVICES AND UTILITIES................................................... 12

ARTICLE 7  REPAIRS.................................................................. 14

ARTICLE 8  CONDITIONS AND ALTERATIONS............................................... 16

ARTICLE 9  COVENANT AGAINST LIENS................................................... 18

ARTICLE 10 INSURANCE................................................................ 19

ARTICLE 11 DAMAGE AND DESTRUCTION................................................... 22

ARTICLE 12 NONWAIVER................................................................ 25

ARTICLE 13 CONDEMNATION............................................................. 25

ARTICLE 14 ASSIGNMENT AND SUBLETTING................................................ 26

ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP
           AND REMOVAL OF TRADE FIXTURES............................................ 29

ARTICLE 16 HOLDING OVER............................................................. 30

ARTICLE 17 ESTOPPEL CERTIFICATES.................................................... 31

ARTICLE 18 SUBORDINATION............................................................ 31

ARTICLE 19 DEFAULTS; REMEDIES....................................................... 32

ARTICLE 20 COVENANT OF QUIET ENJOYMENT.............................................. 34

ARTICLE 21 FORCE MAJEURE............................................................ 35

ARTICLE 22 ATTORNEYS' FEES......................................................... 35

ARTICLE 23 SIGNS................................................................... 35

ARTICLE 24 COMPLIANCE WITH LAW..................................................... 36

ARTICLE 25 LATE CHARGES............................................................ 37

ARTICLE 26 LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT.................... 37

ARTICLE 27 ENTRY BY LANDLORD....................................................... 38

ARTICLE 28 TENANT PARKING.......................................................... 38

ARTICLE 29 MISCELLANEOUS PROVISIONS................................................ 39

EXHIBITS
--------

Exhibit A-1  Outline of First and Second Floor Plans of Premises
Exhibit A-2  Outline of Real Property
Exhibit A-3  Legal Description of Land
Exhibit B    Tenant Work Letter
Exhibit C    Notice of Lease Term Dates
Exhibit D    Lease and Guaranty Termination Agreement
Exhibit E    Form of Tenant's Estoppel Certificate
Exhibit F    Building Signage
Exhibit G    Grant Deed to Landlord
Exhibit H    Direct Expenses Exclusions
Exhibit I    Subordination, Non-Disturbance and Attornment Agreement
Exhibit J    List of All Recorded Covenants, Conditions and Restrictions on the
             Real Property
Exhibit K    Intentionally Deleted
Exhibit L    Guaranty
Exhibit M    Rules and Regulations
Exhibit N    Night-Time Truck Management Program

                                 OFFICE LEASE
                                 ------------

    This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between Wells Operating Partnership, L.P., a Delaware limited partnership ("Landlord"), and Matsushita Avionics Systems Corporation, a Delaware corporation ("Tenant").

                                   ARTICLE 1

                     REAL PROPERTY, BUILDING AND PREMISES
                     ------------------------------------

    1.1  Real Property, Building and Premises.  Upon and subject to the terms,
         ------------------------------------
covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the "Premises"), which Premises consists of approximately 150,000 rentable square feet in the "Building," as that term is defined in this Section 1.1 with the right of the Tenant to occupy all of the remaining space in the Building at any time pursuant to the provisions of
Section 1.3 below. The outline of the floor plan of each floor of the Building is set forth in Exhibit A-1 attached hereto. The "Building" will contain
                -----------
approximately 150,000 rentable square feet and will be located on the real property described in Exhibit A-3 which real property is located in the City of Lake Forest, California. The Building, the surface parking areas, outside land surrounding the Building which are, subject to the provisions of this Lease, appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Real Property," which Real Property is outlined on the "Outline of the Real Property," attached hereto as Exhibit A-2 and legally described in Exhibit A-3.
                              -----------                          -----------

    1.2  Verification of Rentable Square Feet of Premises and Building.  For
         -------------------------------------------------------------
purposes of this Lease, "rentable square feet" shall be calculated in accordance with BOMA definition American National Standard Z65.1 - 1980 as reaffirmed in 1989. The rentable square feet of the Premises and Building are subject to verification and audit which shall be completed by Tenant's and Landlord's planners and designers prior to the occupancy of the Premises. In the event that such planners/designers determine that the amounts thereof are different from those set forth in this Lease, any amounts, percentages and figures appearing or referred to in this Lease which are based on the square footage of the Building shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord and Tenant.

    1.3  Construction and Delivery of the Building and Premises.  Landlord will
         ------------------------------------------------------
construct and deliver to Tenant on the Lease Commencement Date a two (2) story, concrete tilt-up, high performance glass Building and parking, landscaping, lighting and access routes to adjacent public streets ("Common Area Improvements") on the Real Property in accordance with the Work Letter and in compliance with all Laws including without limitation the Americans with Disabilities Act, Hazardous Materials Laws and all seismic Laws. The Building will contain approximately 150,000 rentable square feet with Tenant Improvements constructed and installed therein as provided in the Work Letter.

                                   ARTICLE 2

                                  LEASE TERM
                                  ----------

    2.1  Initial Term.  The terms and provisions of this Lease shall be
         ------------
effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease and any validly exercised option (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and Section 2.2 below and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary (subject, however, to the terms of Section 12 of the Work Letter), and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve
(12) month period during the Lease Term. At any time within six (6) months following the Lease Commencement Date, Landlord may deliver to Tenant a notice of Lease Term dates in the form as set forth in Exhibit C, attached hereto,
                                                ---------
which notice Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof (provided that if said notice is not factually correct, Tenant shall make any necessary revisions prior to returning such notice to Landlord). Notwithstanding the definition of the Lease Commencement Date for the Premises set forth in Section 7.2 of the Summary, if Tenant commences business operations from any portion of the Premises prior to the occurrence of the Lease Commencement Date (the "Pre-Occupancy Space(C)"), all of the terms and conditions of this Lease shall apply to that portion of the Premises containing the Pre-Occupancy Space, except that Tenant shall have no obligation to pay Rent during the period commencing on the date Tenant commences business operations from the applicable Pre-Occupancy Space and continuing until the Lease Commencement Date (the "Pre-Occupancy Period(C)"). For purposes of the immediately preceding sentence, Tenant will not be deemed to have "commenced business operations" if Tenant has entered the Building for the purpose of performing its work of construction in the Premises; rather, the "commencement of business operations" will occur when Tenant is conducting business from the Premises in its normal course with one or more employees. At such time as the Lease Commencement Date occurs, and Tenant has relocated its business operation from the building located at 15253 Bake Parkway, Irvine, California, into the Premises, the lease and guarantee thereof shall cease with respect to the former premises pursuant to a Lease Termination Agreement, in the form attached hereto as Exhibit D which will be executed concurrently herewith. Tenant shall have
   ---------
the right to commence business operations from any portion of the Premises during the Pre-Occupancy Period, provided that (i) Tenant shall give Landlord at least ten (10) days prior notice of any such use of the Premises, and (ii) a certificate of occupancy or its equivalent permitting occupancy shall have been issued by the appropriate governmental authorities for the Pre-Occupancy Space.

    2.2  Option Terms.
         ------------

         2.2.1  Option Rights.  Landlord hereby grants Tenant two (2) options to
                -------------
extend the Lease Term for all and not less than all of the Premises for a period of five (5) years each (the "Option Terms"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of each of such notices there is not an outstanding Event of Default by Tenant. Upon the proper exercise of an option to extend, the Lease Term, as it then applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 may only be exercised by Tenant, its "Affiliates" (as defined in Section 14.5 below) or an assignee of Tenant to whom an assignment of this Lease has been made in accordance with Article 14 (and not any sublessee or other transferee of Tenant's interest in this Lease).

         2.2.2  Option Rent.
                -----------

                 2.2.2.1 Rent.  The Base Rent payable by Tenant during the
                         ----
Option Term (the "Option Rent") shall be equal to ninety-five percent (95%) of the face or stated rental rate, at which, as of the commencement of the Option Term, tenants are leasing non-expansion, non-affiliated, non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises for a term of five (5) years, which comparable space is located in other comparable buildings and building projects located in the Lake Forest and Irvine area of Southern California, of similar age, location and quality of initial construction (the "Comparable Buildings") taking into consideration, and accounting for any relevant differences in all or any of the following to the extent applicable:

                         (a) Use, location, height, size and/or floor level(s) of the space in question;

                         (b) The time the particular rental rate under consideration was agreed upon and became or is to become effective;

                         (c) Abatement or free rent provisions reflecting free rent (with respect to base rental, operating expenses, real estate taxes and/or parking charges) or absence thereof during any period of the lease term, except as set forth below;

                         (d) Inclusion (or absence) of parking charges in rental, and/or, subject to the terms of Article 28, below, the extent of associated parking rights and the cost thereof and the amount of parking available for use by the tenant;

                         (e) Lease takeovers/assumptions;

                         (f) Relocation/moving allowances;

                         (g) Space planning allowances;

                         (h) Tenant improvement, refurbishment and/or repainting allowances;

                         (i) Any other concessions or inducements;

                         (j) The base year or expense-stop, if any, applicable to such comparable space;

                         (k) Any other adjustments (including by way of Consumer Price Index or other indexes) to base rental;

                         (l) The manner and method of calculating rentable area; and

                         (m)  Term of lease.

          While Tenant shall continue to be obligated to pay Direct Expenses in accordance with Article 4 of this Lease during each Option Term, the amount of Base Rent shall be adjusted, if necessary, to reflect such obligation by Tenant to pay Direct Expenses vis-a-vis comparable transactions.

          Notwithstanding the foregoing, however, in calculating the Option Rent, (i) no consideration shall be given to (a) any period of rent abatement given such tenants in connection with the construction of improvements in such comparable space, (b) the presence or absence of a brokerage commission in connection with Tenant's exercise of the Option Term, or in connection with such comparable deals and (ii) consideration shall be given to the fixed rental increase specified in Section 2.2.2.3 below.

          2.2.2.2   Concessions.  The arbitrator shall inform Landlord and
                    -----------
Tenant of the amount of any concessions to be granted Tenant pursuant to items
(e) through (i), above (the "Option Concessions") as a component of the Option Rent. Landlord or Tenant may make a binding election that, in lieu of granting any or a portion the Option Concessions to Tenant in the form and at the times as granted in the comparable transactions, the rental rate component of the Option Rent shall be adjusted to be an effective rental rate which takes into consideration the total present dollar value (with interest at the Interest
Rate) of that portion of such Option Concessions which Landlord or Tenant has elected not be granted to Tenant (in which case that portion of the Option Concessions evidenced in the effective rental rate shall not be granted to Tenant).

          2.2.2.3   Base Rent Adjustment.  The Base Rent as determined at the
                    --------------------
beginning of each Option Term shall be adjusted upward during the Option Term at the beginning of the 24th and 48th month of each Option Term by an amount equal to six percent (6%) of the Base Rent payable in the immediately preceding period.

         2.2.3  Exercise of Option.  The options contained in this Section 2.2
                ------------------
shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice to Landlord (the "Option Interest Notice") not more than nineteen (19) months or less than fifteen (15) months prior to the expiration of the initial Lease Term or the initial Option Term, as applicable, stating that Tenant is interested in exercising its option, and within thirty
(30) days after receipt of Tenant's Option Interest Notice Landlord shall deliver to Tenant notice containing Landlord's proposed Option Rent; (ii) Landlord and Tenant shall thereafter use their reasonable good-faith efforts to agree upon the Option Rent before the first day of the thirteenth (13th) month prior to the expiration of the initial Lease Term or the initial Option Term, as applicable; (iii) whether or not Tenant has previously delivered an Option Interest Notice to Landlord, not later than the first day of the thirteenth
(13th) month prior to the expiration of the initial Lease Term or the initial Option Term, as applicable, Tenant may, by notice to Landlord, request Landlord's determination of the Option Rent which Landlord would submit to arbitration, if arbitration were to occur under Section 2.2.4, below, and within ten (10) business days of such request, Landlord and Tenant shall each concurrently deliver to the other the determinations of the Option Rent that each would submit to arbitration if arbitration were to occur under Section 2.2.4, below (the "Arbitration Option Rent"); and (iv) if Tenant wishes to exercise its option Tenant shall, on or before the date occurring twelve (12) months prior to the expiration of the initial Lease Term or the initial Option Term, as applicable, exercise the option by delivering written notice thereof to Landlord and upon, and concurrent with, such exercise Tenant may, at its option, elect to arbitrate the Option Rent, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4, below. Notwithstanding the foregoing, if Tenant fails to deliver the Option Interest Notice, Tenant may nevertheless, on or before the date which is twelve (12) months prior to the expiration of the initial Lease Term or the initial Option Term, as applicable, deliver to Landlord notice that Tenant is thereby irrevocably electing to exercise its option to extend the Lease Term, in which case the Option Rent shall be determined pursuant to the procedure set forth in
Section 2.2.4, below.

     2.2.4  Determination of Option Rent.  In the event Tenant timely elects
            ----------------------------
to arbitrate the Option Rent, pursuant to the terms of Section 2.2.3, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within fifteen
(15) days following Tenant's election to arbitrate (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent within ten (10) business days after the Outside Agreement Date, and such determinations (which for purposes of this Section 2.2.4 shall also be known as "Arbitration Option Rents") shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7, below; provided, however, that if the Arbitration Option Rents have been established pursuant to Section 2.2.3, then such Arbitration Option Rents shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7, below.

            2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of Lake Forest, California-area commercial buildings such as the Comparable Buildings, exclusive of any broker from any brokerage firm currently representing (or who had previously represented within the preceding two (2) year period) either party or any affiliate thereof. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Arbitration Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

            2.2.4.2 The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

            2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Arbitration Option Rent and shall notify Landlord and Tenant thereof.

          2.2.4.4 Subject to the following provisions, the decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

          2.2.4.5 If either Landlord or Tenant fails to appoint an arbitrator within 15 days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and, subject to the provisions of this Section 2.2.4, such arbitrator's decision shall be binding upon Landlord and Tenant.

          2.2.4.6 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.4.

          2.2.4.7 The cost of the arbitration shall be paid by the party whose submitted Arbitration Option Rent is not selected.

                                   ARTICLE 3

                                   BASE RENT
                                   ---------

     Commencing on the Lease Commencement Date, Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the address set forth in Section 3 of the Summary, or at such other place in the continental United States as Landlord may from time to time designate in writing, by check drawn upon a bank located in the United States of America (for currency which, at the time of payment, is legal tender for private or public debts in the United States of America), base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise expressly provided in this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4

                                ADDITIONAL RENT
                                ---------------

     4.1  Additional Rent.  In addition to paying the Base Rent specified in
          ---------------
Article 3 of this Lease, and except to the extent which Tenant elects to manage the Real Property taxes and insurance, (which Tenant may elect so to do) and pay such expenses on a direct basis (subject to a review thereof by Landlord on a semi-annual basis, with Landlord reserving the right to reinstate itself in the management role if Landlord determines, in good faith that Tenant is not performing its management responsibilities in a manner which appropriately preserves the value of the Real Property), Tenant shall pay as additional rent for each "Expense Year," as that term is defined in Section 4.2.4 of this Lease, all of the annual "Direct Expenses," as that term is defined in Section 4.2.2 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts payable under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner and place as the Base Rent. Without limitation on other obligations which shall survive the expiration of the Lease Term, the obligations of Tenant and Landlord provided for in this Article 4 shall survive the expiration of the Lease Term.

    4.2  Definitions.  As used in this Article 4, the following terms shall have
         -----------
the meanings hereinafter set forth:

         4.2.1 "Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

         4.2.2 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

         4.2.3  "Expense Year" shall mean each Calendar Year.

         4.2.4 "Operating Expenses" shall mean all direct and indirect costs, expenses, and assessments charged to the Real Property with respect to its efficient and economical operation (including insurance premiums for the insurance policies described in Sections 10.2, 10.3 and 10.5 below), management, use, maintenance and repair, other than those which are set forth in Section 6.1 below. Operating Expenses shall not include those items set forth on the Operating Expense Exclusion list attached hereto as Exhibit H.
                                                    ---------

         4.2.5 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which are allocable to a particular Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein.

                4.2.5.1   Tax Expenses shall include, without limitation:

                (i) Any governmental tax on Landlord's rent, right to rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

              (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included as of the date hereof within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental assessments or contribution towards a governmental cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

              (iii) Any governmental assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent; and

              (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

              4.2.5.2 With respect to any assessment otherwise includable within Tax Expenses that may be levied against or upon the Real Property and that under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Tax Expenses with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year, in each case utilizing the payment or installment method which will minimize the amount of Tax Expenses.

              4.2.5.3 If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed, or imposed upon Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Real Property shall be included within the term "Tax Expenses" except that the same shall not include any enhancement of said tax attributable to other income of Landlord.

              4.2.5.4 Subject to the provisions of this Lease, any reasonable expenses reasonably incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.

              4.2.5.5 Tax refunds shall be deducted from Tax Expenses in the Expense Year to which the same are attributable.

          4.2.5.6 Subject to the terms of this Section 4.2.5, if Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, such increase shall be included in Tax Expenses in the Expense Year to which such increase is attributable, and Tenant shall pay Landlord Tenant's Share of such increased Tax Expenses to the extent there exists an Excess for such Expense Year.

          4.2.5.7 Notwithstanding anything to the contrary contained in this Lease, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section
4.4 of this Lease.

          4.2.5.8 Despite any other provision of this Lease, if during the initial Lease Term, any sale or change in ownership of the Premises is consummated and, as a result, all or part of the Premises is reassessed ("Reassessment") for real estate tax purposes by the appropriate government authority under the terms of Proposition 13 (as adopted by the voters of the State of California in the June 1978 election), the terms of this subsection
4.2.5.8 shall apply.

                    (a) For purposes of this subsection 4.2.5.8, the term "Tax increase" shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, that is attributable solely to the Reassessment. Accordingly, a Tax increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, that is:

                              (1)  Attributable to the initial assessment of the
    value of the Premises, or the tenant improvements located in the Premises;

                              (2)  Attributable to a one-time transfer of
    ownership within thirty (30) days of the Lease Commencement Date by Landlord to an affiliate (as that term is defined in Section 14.5) of Landlord, at a purchase price no greater than One Hundred Thousand Dollars ($100,000.00) in excess of the Total Project Costs; or

                              (3)  Attributable to the annual inflationary
    increase in real estate taxes.

                    (b) During the Initial Lease Term, Tenant shall not be obligated to pay any portion of the Tax increase relating to a Reassessment occurring during the Initial Lease Term.

    4.3  Calculation and Payment of Additional Rent.
         ------------------------------------------

         4.3.1  Payment Direct Expenses.  For any Expense Year ending or
                -----------------------
commencing within the Lease Term, Tenant shall pay directly, or, as applicable, to Landlord, in the manner set forth in

Section 4.3.2, below, and as Additional Rent, an amount equal to the Direct Expenses for such Expense Year.

         4.3.2  Statement of Actual Direct Expenses and Payment by Tenant.
                ---------------------------------------------------------
Landlord shall endeavor to give to Tenant on or before the first day of April (and must deliver by July 1) following the end of each Expense Year, a statement (the "Statement"), certified by an appropriate official of Landlord or independent certified public accountant, which shall state that portion of the Direct Expenses not directly paid by Tenant, and which portion is allocable to such preceding Expense Year. Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Landlord-billed Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as an "Estimated Payment," as that term is defined in Section 4.3.3, below. In the event the amount paid by Tenant as an Estimated Payment exceeds the amount of the Landlord-billed Direct Expenses, Tenant shall receive a credit against the next payment of Additional Rent due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice either party from enforcing its rights under this Article 4; provided, however, that except with regard to the recalculation of those items of Direct Expenses which are not under Landlord's reasonable control, specifically including Tax Expenses and public utility charges, Landlord shall not be permitted to add to Direct Expenses or bill for the first time any portion of Direct Expenses more than two (2) years following the last day of the Expense Year to which such Direct Expenses relate.

         Subject to the provisions of this Lease, even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of the Direct Expenses for the Expense Year in which this Lease terminates,
(i) if Tenant has not paid all of the Direct Expenses for such Expense Year, Tenant shall pay to Landlord, within thirty (30) days after receipt of a reasonably detailed bill therefor, an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease, and (ii) if Tenant has made an overpayment of Additional Rent, Landlord shall pay the same to Tenant within thirty (30) days of such determination. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

         4.3.3  Statement of Estimated Direct Expenses.  In addition, Landlord
                --------------------------------------
shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") within one hundred twenty (120) days and no later than one hundred eighty (180) days of the commencement of each Expense Year, which Estimate Statement shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Landlord-billed Direct Expenses for the then-current Expense Year shall be (the "Estimated Payment"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Payment under this
Article 4. Tenant shall pay, within thirty (30) days of Tenant's receipt of such Estimate Statement, a fraction of the Estimated Payment for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Payment set forth in the previous Estimate Statement delivered by Landlord to Tenant.

    4.4  Taxes and Other Charges for Which Tenant Is Directly Responsible.
         ----------------------------------------------------------------
Tenant shall reimburse Landlord, within thirty (30) days of Tenant's receipt of a reasonably detailed written demand accompanied by appropriate supporting evidence (but in any case prior to delinquency), for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when said taxes are required to be paid by Tenant and said taxes are measured by or reasonably attributable to the cost of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost of all leasehold improvements made in or to the Premises by or for Tenant.

    4.5  Landlord's Books and Records; Tenant's Audit Rights.  Tenant or
         ---------------------------------------------------
Tenant's authorized representatives (the "Outside Agent") may, after reasonable notice to Landlord and at reasonable times, examine, inspect, audit, and copy the records of Landlord regarding each Statement at Landlord's office in the continental United States during normal business hours within one (1) year after the furnishing of the Statement. The Outside Agent shall be a nationally or regionally recognized firm of certified public accountants and shall be engaged on a non-contingency fee basis. Unless Tenant takes written exception to any item within two (2) years after the furnishing of that Statement, the Statement shall be considered as final and accepted by Tenant except that Landlord may, at any time during that two-year period, submit a corrected Statement to Tenant if Operating Expenses and Tax Expenses on the original Statement were overstated or understated.

    The payment of the amounts shown on the Statement by Tenant shall not preclude Tenant from questioning the correctness of any item of the Statement subject to the rights in this Section 4.5. Tenant and/or its Outside Agent shall have the right, at Tenant's cost and on no less than ten (10) days' prior written notice to Landlord and during Landlord's normal business hours, to audit Landlord's records regarding Operating Expenses and Tax Expenses. Such an Audit shall be performed in Landlord's office in the continental United States.

    To facilitate an audit by Tenant, Landlord shall keep its books and records applicable to Operating Expenses and Tax Expenses available to Tenant on a reasonable basis for the longer of (a) two (2) years after the Lease Expiration Date or (b) one (1) year after the resolution of any dispute concerning Operating Expenses and Tax Expenses. Any audit of Operating Expenses and Tax Expenses for any calendar year must be begun within two (2) years after Landlord's delivery of the Statement for that year, or the right to audit Operating Expenses and Tax Expenses for that year shall be deemed waived.

    Tenant agrees diligently to pursue and complete (or to drop) any audit begun by Tenant, and Landlord agrees it shall not unreasonably interfere with the execution of Tenant's audit rights. Tenant shall bear all fees and costs of the audit, unless the parties determine that Operating Expenses and Tax Expenses taken as a whole for any calendar year were overstated by four percent (4%) or more. In that event, Landlord shall pay for the reasonable costs of that audit. Pending resolution of any disputes over Operating Expenses and Tax Expenses, Tenant shall pay to Landlord any Additional Rent alleged to be due from Tenant as reflected on Landlord's Statement or any invoice issued on the basis of Landlord's Statement.

                                   ARTICLE 5

                                USE OF PREMISES
                                ---------------

    5.1  Permitted Use. Tenant shall use the Premises for general office and
         -------------
administrative purposes, and, to the extent permitted by law, for manufacturing, warehousing, testing, assembly and for other purposes ancillary thereto and consistent therewith and for any other legally permitted purpose. The Premises must be used in compliance with the fuel modification requirements contained in the Pacific Commercentre Feature Plan (as defined in the Pacific Commercentre CC&R, as amended from time to time), and in compliance with the fuel modification requirements contained in the Planning and Design Guidelines (as defined in the MSGW/Pacific Commercentre CC&R, as amended from time to time).

    5.2  Prohibited Uses.  Tenant shall not use the Premises or any part thereof
         ---------------
for any use or purpose contrary to the provisions of the Rules and Regulations, those certain covenants, conditions and restrictions listed on Exhibit J (the
                                                               ---------
"CC&Rs"), and the use restrictions set forth in the Grant Deed (as set forth in Exhibit G attached hereto) pursuant to which the Premises were conveyed to
---------
Landlord. This Lease is subject in all respects to the CC&Rs and the Bylaws of the "Associations" established under the CC&Rs. Tenant shall comply with the recorded covenants, conditions and restrictions now or (so long as no negative impact affects the Premises or Tenant's occupancy of the Premises) hereafter affecting the Premises and with all reasonable rules adopted from time to time by the Associations established under the CC&Rs. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, treatment, manufacture or sale of "Hazardous Material" as that term is defined in Section 29.24 of this Lease, other than as may be permitted by, and used in accordance with, all applicable laws, regulations and ordinances pertaining to the Premises.

    5.3  Transportation Management. Tenant agrees that Tenant shall, at Tenant's
         -------------------------
sole cost and expense, comply with the Night-Time Truck Management Plan attached hereto as Exhibit N and all other applicable transportation performance
          ---------
monitoring programs, transportation performance standards and transportation management plans for the Premises implemented by the Associations established under the CC&Rs, as the same may be amended from time to time. Tenant further agrees to cooperate with the annual audits required under the Night-Time Truck Management Plan. Tenant's failure to comply with the Night-Time Truck Management Plan shall constitute a material default under this Lease.


                                   ARTICLE 6

                            SERVICES AND UTILITIES
                            ----------------------

    6.1  In General.  Subject to Landlord's completion of Landlord's Work as
         ----------
specified in Exhibit B, Tenant will be responsible, at its sole cost and
             ---------
expense, for the furnishing of all services and utilities to the Premises, including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and security services, window washing and landscaping services.

    6.2  Interruption of Use.  Except as provided in Sections 6.4 and 19.5,
         -------------------
below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure of Tenant to receive any service (including telephone and telecommunication services) or utility for any reason whatsoever, or for any diminution in the quality or quantity thereof, and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as provided in this Lease to the contrary. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to any such failure of Tenant to receive any services or utilities.

    6.3  No Obligation.  Subject to Landlord's completion of Landlord's Work as
         -------------
specified in Exhibit B, Landlord shall have no obligation to provide any
             ---------
services or utilities to the Premises including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and security services, window washing and landscaping services.

    6.4  Abatement Conditions.
         --------------------

         6.4.1 Notwithstanding anything to the contrary contained in this Lease, if Tenant is prevented from using all or a portion of the Premises, including the parking areas thereon, for its normal business operations, and Tenant does not, in fact, use all or a portion of the Premises for a period of three (3) consecutive business days or more or for seven (7) business days in a Calendar Year, (i) due to any service or utility, including HVAC, electricity or water (collectively, the "Essential Services"), not being provided to the Premises, or portion thereof, (ii) because of the presence, in a form or concentration in violation of applicable law then in effect, of Hazardous Materials regarded as unhealthful under applicable regulations then in effect in or about the Premises (which Hazardous Materials were not brought onto the Premises by Tenant or Tenant's employees, agents, or licensees), (iii) due to a "Service Interruption" (meaning an interruption in services as described in Section 6.2 above which is not otherwise covered by Article 11), or (iv) because Tenant does not have access to the Building, the Premises, or portion thereof, and such prevention from use is not caused by Tenant and/or its employees, licensees, contractors or agents, or if caused by Tenant and/or its employees, licensees, contractors or agents, such prevention from use is covered by insurance required to be carried by Landlord under the provisions of Article 10 of this Lease, the following Sections 6.4.1.1 and 6.4.1.2 shall apply (the conditions set forth in items (i) through (iv), above, to be known as an "Abatement Condition"). Notwithstanding the foregoing, this Section 6.4 shall not apply to the damage or destruction of the Premises or the parking area pursuant to Article 11, or to the condemnation of the Premises pursuant to
Article 13. To the extent an Abatement Condition affects only a portion of the Premises, and such portion is a material portion of the Premises, and Tenant is not reasonably able to conduct its business from the remaining portion of the Premises, the Abatement Condition shall be deemed to affect the entire Premises.

                6.4.1.1 Tenant shall promptly deliver to Landlord notice (the "Cure Notice") of such condition and if Landlord fails to cure such condition within two (2) business days after delivery to it of the Cure Notice, then Rent applicable to the affected portion of the Premises shall be abated from the date which occurred three (3) full business days prior to delivery to Landlord of the Cure Notice until the date when such failure is cured; provided, however, that if Tenant has previously paid Rent to Landlord for a period of time subsequent to the commencement of Tenant's right to abate Rent hereunder, then Landlord shall, within ten (10) business days following the date of such abatement, credit to Tenant an amount equivalent to such excess payments against the sums next due under this Lease, or, if after the expiration or termination of this Lease, reimburse to Tenant the amount of such excess payments. The right to abate Rent set forth in this Section 6.4 shall be Tenant's sole and exclusive Rent Abatement remedy for the occurrence of an Abatement Condition.

               6.4.1.2 If any Abatement Condition (other than an Abatement Condition caused by a casualty) shall not be cured within ninety (90) days after Landlord's receipt of the Cure Notice, the Abatement Condition applies to the entire Premises and Tenant does not use a commercially tenantable portion of the Premises during a significant portion of the period of the Abatement Condition, then Tenant, upon notice to Landlord and "Lender" (as that term is defined in Article 18 hereof) (the "Services Termination Notice") within thirty (30) days after the expiration of such ninety (90) day period (the "Termination Cure Period"), may terminate this Lease, which termination shall be deemed effective upon Tenant's vacation of the entire Premises, but in no event more than two (2) years after the receipt of the Services Termination Notice by Landlord and Lender. Tenant's right to terminate this Lease as a result of a casualty shall be governed by Article 11 hereof.

        6.4.2 If any governmental entity promulgates or revises any statute, ordinance, building code, fire code or other code or imposes mandatory controls on Landlord or the Real Property or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease or if Landlord is required to make alterations to the Building or any other part in order to comply with such mandatory controls or guidelines (which compliance shall be subject to the terms of Article 7 of this Lease), then Landlord shall comply with such mandatory controls or make such alterations to the Building or any other part of the Real Property related thereto without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable and provided further that Landlord shall use reasonable efforts to minimize the impact of such compliance and alterations on Tenant's use and occupancy of the Premises. Such compliance and the making of such permitted alterations shall, except as provided in Section 6.4.1, not entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.

                                   ARTICLE 7

                                    REPAIRS
                                    -------

     7.1  Tenant's Obligations.

          7.1.1  Tenant Required Actions.  Subject to the provisions of Section
                 -----------------------
7.2, Articles 11 and 13 and Section 29.29, Tenant shall, at Tenant's sole cost and expense, operate, keep, and maintain, and as necessary, repair, restore, replace, and make any capital improvements to (collectively, the "Tenant Required Actions") (i) the structural portions of the Building (excluding the structural skeleton of the Building described in Section 7.2 below), including the ceilings, floor surface, interior walls and wall covering, shafts, stairs, parking areas, stairwells, elevator cabs, washrooms, and Building mechanical, electrical and telephone closets (collectively, "Building Structure"), and (ii) the Building mechanical, electrical, gas, life safety, plumbing, sprinkler systems, elevators, restrooms, and heating, ventilation and air-conditioning systems (the "Building Systems"), in good order and repair and in good and safe working order and condition at all times during the Lease Term, including any items of the Building Structure or Building Systems included in the "Tenant Improvements", as that term is defined in the Work Letter, or "Alterations", as that term is defined in Section 8.1, below (collectively, the "Tenant Maintenance Items"). All repairs and maintenance of the Premises by Tenant as required under this Lease shall be performed in a good and safe manner by contractors and other personnel reasonably approved by Landlord, and in compliance with the provisions of
Article 8 below. Tenant shall also be obligated to pay, as an Operating Expense, the following costs: the cost of any capital improvements (A) made by Landlord which are intended as a labor saving device or to effect other economies in the operation or maintenance of the Real Property, or any portion thereof, but the amount Tenant shall pay is limited to the reasonably projected savings therefrom; or (B) made to all or any portion, or any portion thereof, after the Lease Commencement Date which are required under any governmental law or regulation which was not applicable as of the date of commencement of construction of the Building by Landlord; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine, provided, however, that Tenant shall not be responsible for such amortization payments to the extent that the capital expenditure was for an item as to which Landlord is solely responsible under the provisions of Section 7.2 below.

          7.1.2  Maintenance Contracts.  As a part of Tenant's Required Actions,
                 ---------------------
Tenant shall, at Tenant's sole cost and expense, maintain contracts for the inspection, maintenance and service of the (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, and (iv) electrical systems.

     7.2  Landlord's Obligations.  It is intended by the parties hereto that
          ----------------------
Landlord have no obligation, in any manner whatsoever, to take any of the Tenant Required Actions with respect to the Building Systems or Building Structure, except as set forth in this Section 7.2, below. It is the intention of the parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises. Tenant waives the right to make repairs at the expense of Landlord or to terminate this Lease by reason of any needed repairs under Sections 1941 and 1942 of the California Civil Code, or any similar law, statute, or ordinance, now or hereafter in effect. Notwithstanding the foregoing, during the Lease Term, Landlord shall maintain and repair the structural skeleton of the Building consisting only of the floor slabs, foundation, roof structure, roof membrane, exterior walls and exterior glass and mullions ("Landlord Maintenance Items"). Landlord shall deliver the Building with all of the Building Structure and Building Systems described in
Section 7.1.1. above in new and first-class working condition and in compliance with all Laws. In addition, Landlord shall provide to Tenant a ten (10) year warranty on the roof of the Building. Landlord hereby agrees that to the extent that the Building, the Building Structure or the Building Systems and their component parts are not constructed in accordance with applicable Laws, or if it is later discovered the Building, Building Structure or Building Systems have any defects, Landlord shall at its sole cost and expense, remedy any and all such portions of the Building or its component parts so long as such non-compliance is ascertained within one (1) year from Substantial Completion of the Landlord's Work.. All warranties associated with the Building and any equipment or systems installed therein shall be assigned on the Lease Commencement Date to Tenant (such assignment to be on a non-exclusive basis, to be shared with Landlord, as to Landlord Maintenance Items).

    7.3  Tenant's Right to Make Repairs.  If Tenant provides written notice to
         ------------------------------
Landlord of an event or circumstance which requires the action of Landlord with respect to the Landlord Maintenance Items and Landlord fails to provide or commence to provide (and thereafter diligently proceed with such efforts to completion) such action as required by the terms of this Lease within ten (10) days after receipt of such written notice (or such lesser period of time as may be applicable in the event of an emergency), Tenant may proceed to take the required action upon delivery of an additional five (5) business days notice to Landlord (or within the applicable and appropriate time period based on an emergency) specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable and documented costs and expenses in taking such action within thirty
(30) days after receipt by Landlord of an invoice from Tenant which sets forth a reasonably particularized breakdown of the costs and expenses incurred by Tenant in connection with taking such action. In the event Landlord does not reimburse Tenant for such costs and expenses within thirty (30) days of receipt by Landlord of such invoice, then interest shall thereafter accrue on such unpaid amounts at the Interest Rate until such time as payment is made by Landlord. Tenant may utilize the services of any qualified contractor which normally and regularly performs similar work in Comparable Buildings. Further, if Landlord does not deliver a detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice together with interest at the Interest Rate. If, however, Landlord in good faith delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but Tenant may proceed to institute legal proceedings against Landlord to collect the amount set forth in the subject invoice. If Tenant receives a non-appealable final judgment against Landlord in connection with such legal proceedings, Tenant may deduct the amount of the judgment, not to exceed the amount of the unpaid portion of the relevant invoice, and reasonable attorneys' fees actually incurred by Tenant, together with interest thereon at the Interest Rate from the Base Rent next due and owing under this Lease.

                                   ARTICLE 8

                          CONDITIONS AND ALTERATIONS
                          --------------------------

    8.1  Landlord's Consent to Alterations.  Tenant may, without the need to
         ---------------------------------
obtain the consent or approval of Landlord, make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") desired by Tenant which do not create a Design Problem, by providing Landlord with written notice not less than six (6) business days prior to the commencement thereof. For purposes of this Lease, "Design Problem" shall mean any alteration, repair, modification, or improvement by Tenant which (a) materially or adversely affects the Building Systems or Building Structure, (b) is not in compliance with applicable laws, or (c) affects the exterior appearance of the Building. Tenant may not make any Alteration which may create a Design Problem (collectively, "Consent Alterations"), without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord and shall state whether the consent alterations must be removed on termination of the Lease; provided if the Design Problem materially or adversely affects the Building System or Building Structure, then Landlord may condition its consent upon Tenant assuring that the proposed Alteration complies with applicable Laws and complies with other conditions that Landlord may reasonably require of Tenant. In the event Tenant proposes to make a Consent Alteration, Tenant's notice regarding the proposed Alteration shall include the plans and specifications for the Alterations. Landlord shall grant or withhold its consent to any Consent Alterations within ten (10) business days of receipt of Tenant's notice; Landlord's failure to respond within three (3) business days after receipt by Landlord of a second notice given after such ten (10) business day period shall be deemed to evidence Landlord's approval with respect to the same. The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8.

    8.2  Manner of Construction.  In connection with the making of Alterations,
         ----------------------
except for minor or purely cosmetic Alterations such as painting or replacement of wall covering ("Finish Work"), Tenant shall utilize only contractors and subcontractors who normally and regularly perform similar work in Comparable Buildings, or which have been otherwise approved by Landlord, which approval shall not be unreasonably withheld or delayed. Subject to the terms of Article 24, below, Tenant shall construct all Alterations in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and, when required pursuant to applicable Law, pursuant to a valid building permit issued by the City of Lake Forest. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of Orange County in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and, except as to Finish Work, Tenant shall deliver to Landlord a reproducible copy of the construction set of drawings of the Alterations (or, at Tenant's election, a copy of the final working drawings for such Alterations, with field changes shown thereon) within thirty (30) days following completion thereof.

    8.3  Construction Insurance.  Prior to the commencement of any Alteration,
         ----------------------
Tenant shall provide Landlord with reasonable evidence that Tenant carries "Builder's All Risk" insurance in a commercially reasonable amount given the scope of such Alterations, covering the construction of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require any "Transferee," as that term is defined in Section 14.1, below, other than any Affiliate, to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

    8.4  Landlord's Property.  Subject to the terms of this Lease, all
         -------------------
Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant shall have the right to remove any such Alterations, not attached or built into the Premises and trade fixtures which Tenant can reasonably substantiate to Landlord have not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord, together with any non-affixed personal property in the Premises, provided Tenant repairs any damage to the Premises and Building caused by such removal. Upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant, require Tenant at Tenant's expense to remove any improvements in the Premises, excluding the initial Tenant Improvements but including any Alterations with respect to which Landlord designated, in its approval of the Alterations, that the same are to be removed at the end of the Term of the Lease, and repair any damage to the Premises and Building caused by such removal, and leave the Premises in a broom-clean condition. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any such improvement, after notice to Tenant from Landlord, and a reasonable opportunity (based on the then current circumstances) for Tenant to complete such removal and/or repair, Landlord may do so and may charge the cost thereof to Tenant.

                                   ARTICLE 9

                            COVENANT AGAINST LIENS
                            ----------------------

    Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises customary notices of non-responsibility which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any such lien, Tenant covenants and agrees to cause it to be immediately released and removed of record by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so Landlord, at its sole option, may, after an additional five (5) business days notice to Tenant, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days of receipt of an invoice therefor.

                                   ARTICLE 10

                                   INSURANCE
                                   ---------

    10.1 Indemnification and Waiver.
         --------------------------

         10.1.1  Waiver.  Tenant hereby assumes all risk of damage to property
                 ------
or injury to persons in or upon the Premises from any cause whatsoever and agrees that Landlord, its partners and their respective officers, agents, servants, and employees (collectively, the "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the negligence or wilful misconduct of the Landlord Parties, subject to the provisions of Section 10.4 hereof.

         10.1.2  Tenant's Indemnity.  Tenant shall indemnify, defend, protect,
                 ------------------
and hold harmless Landlord and the Landlord Parties from any and all claims, loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) (collectively, "Claims") incurred in connection with or arising from (1) any cause in or on the Premises during the Lease Term or any holdover period and (2) subject to the terms of the last sentence of Section 10.1.3, below, any acts or omissions or wilful misconduct of Tenant or any person claiming by, through or under Tenant, its partners, and their respective officers agents, servants or employees of Tenant or any such person (collectively, "Tenant Parties"), in or on or about the Premises or the Real Property either prior to, during, or after the expiration of the Lease Term, provided that, except as set forth below, the terms of the foregoing indemnity shall not apply to the extent such Claims arise from the negligence or wilful misconduct of the Landlord Parties in connection with the Landlord Parties' activities in, on or about the Real Property, including the Premises, subject to the provisions of Section 10.4 hereof. Notwithstanding the foregoing, because Tenant must carry insurance pursuant to Section 10.3.2, below, to cover its personal property and all office furniture, trade fixtures, office equipment and merchandise within the Premises and the Tenant Improvements and Alterations, Tenant hereby agrees to protect, defend, indemnify and hold Landlord harmless from any Claim with respect to any such property within the Premises, to the extent such Claim is covered by Tenant's insurance, even if resulting from the negligence or wilful misconduct of the Landlord Parties.

         10.1.3  Landlord's Indemnity.  Landlord shall indemnify, defend,
                 --------------------
protect, and hold harmless Tenant and the Tenant Parties from any Claims incurred in connection with or arising from (1) any cause in or about the Real Property during the Lease Term (to the extent covered by Landlord's commercial general liability insurance policies carried pursuant to the terms of Section
10.2 below), or (2) any negligent acts or omissions or wilful misconduct of any of the Landlord Parties in, on, or about the Premises or the Real Property (subject to the terms of the last sentence of Section 10.1.2, above), either prior to, during, or after the expiration of the Lease Term, provided that, except as set forth below, the terms of the foregoing indemnity shall not apply to the extent such Claims arise from the negligence or wilful misconduct of the Tenant Parties in connection with the Tenant Parties' activities in, on, or about the Real Property. Notwithstanding the foregoing, because Landlord is required to maintain pursuant to the terms of Section 10.2, below, insurance on the Building and Real Property and Tenant compensates Landlord for such insurance as part of Operating Expenses, Landlord hereby agrees to protect, defend, indemnify and hold Tenant harmless from any Claims with respect to the Building and Landlord's equipment and property on the Real Property to the extent such Claim is covered by Landlord's insurance, even if resulting from the negligent acts or wilful misconduct of the Tenant Parties.

          10.1.4  Waiver of Consequential Damages.  Notwithstanding any contrary
                  -------------------------------
provision of this Lease, neither Landlord nor Tenant shall be liable to the other party for any consequential damages for a breach or default under this Lease, provided that this sentence shall not be applicable to any consequential damages which may be incurred by the Landlord Parties relating to or in connection with (i) action taken by or on behalf of Tenant pursuant to the provisions of Section 7.3, above, or (ii) any holdover by Tenant following the expiration of the Lease Term, subject to and in accordance with the provisions of Article 16 hereof.

          10.1.5  General Terms.  The provisions of this Section 10.1 shall
                  -------------
survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

    10.2  Landlord's Insurance.  Subject to Tenant's right to carry and pay
          --------------------
directly for insurance as permitted by Section 4.1, Landlord shall maintain during the Lease Term "all-risk" insurance insuring the Building against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage. Such coverage shall be written for one hundred percent (100%) of the replacement cost value of the Building, without deduction for depreciation, and shall be from such companies, and on such other terms and conditions as Landlord may from time to time reasonably determine. Such insurance coverage shall also include a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Real Property or the ground or underlying lessors of the Real Property, or any portion thereof. Such policy shall also contain a "stipulated value" endorsement deleting any co-insurance provisions. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall at a minimum be comparable to the coverage and amounts of insurance which are carried by institutional landlords of Comparable Buildings. Landlord shall also carry Worker's Compensation and Employee's Liability coverage as required by applicable law. Upon inquiry by Tenant, from time to time, Landlord shall inform Tenant of all such insurance carried by Landlord. Tenant shall, at Tenant's expense, comply as to the Premises with all customary insurance company requirements pertaining to the use of the Premises to the extent consistent with the insurance company requirements imposed at the Comparable Buildings. If Tenant's conduct or use of the Premises other than for the uses permitted under Section 5.1 of this Lease causes any increase in the premium for such insurance policies, then Tenant shall, following notice from Landlord either (i) cease such conduct or use, or
(ii) reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body to the extent consistent with the rules, orders, regulations or requirements imposed at the Comparable Buildings. Landlord may carry earthquake and flood insurance with a deductible of not less than five percent (5%) of the replacement value of the Building at the time of loss and not more than the amount of deductible then customarily maintained under similar insurance with respect to Comparable Projects, and Tenant will reimburse Landlord for the premium cost thereof up to Sixty Thousand and

00/100 Dollars ($60,000.00) per year, plus annual increases thereof in an amount no greater on a percentage basis than the annual percentage increase in the Consumer Price Index for All Urban Consumers (base year 1982-1984'100) for the Los Angeles, Anaheim, Riverside area published by the United States Department of Labor, Bureau of Labor Statistics.

    10.3  Tenant's Insurance.  Tenant shall maintain the following coverages in
          ------------------
the following amounts.

          10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and covering the performance by Tenant of the indemnity agreements set forth in
Section 10.1 of this Lease, for limits of liability not less than:

          Bodily Injury and
          Property Damage Liability        $5,000,000 each occurrence
                                           $5,000,000 annual aggregate

          Personal Injury Liability        $5,000,000 each occurrence
                                           $5,000,000 annual aggregate

          10.3.2 "All-Risk" Insurance, with commercially reasonable deductibles, covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written for the full replacement cost value, new, without deduction for depreciation, of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and may include, at Tenant's sole option, a vandalism and malicious mischief endorsement, and sprinkler leakage coverage.

          10.3.3  Form of Policies.  The minimum limits of policies of liability
                  ----------------
insurance required of Tenant or Landlord under this Lease shall in no event limit the liability of Tenant or Landlord under this Lease. Each party's insurance shall (i) name the other party (including, as to Landlord, the "Lender," as described in Article 18 below), as an additional insured; (ii) specifically cover the Tenant's indemnity obligations of the insuring party set forth in Section 10.1 of this Lease to the extent customarily and commercially available; (iii) be issued by an insurance company having a rating of not less than B+/VII in Best's Insurance Guide or which is otherwise reasonably acceptable to the named party and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by the named party is not excess and is non-contributing with any insurance requirement of the insuring party; and (v) contain a cross-liability endorsement or severability of interest clause acceptable to the named party. The insuring party shall cause its insurance carrier to provide that said insurance carrier shall give thirty (30) days' prior written notice to the named party and any mortgagee or ground or underlying lessor of the named party prior to the date said insurance is canceled. The parties agree that the insuring party may satisfy its insurance requirements herein with a "blanket" or "umbrella" insurance policy covering the

Premises and other premises of the insuring party. The insuring party shall deliver said policy or policies or certificates thereof to the named party on or before the date that Tenant first enters the Premises for purposes of performing any work or installing any of its fixtures, equipment or personal property and at least thirty (30) days before the expiration dates thereof. In the event the insuring party shall fail to procure such insurance, or to deliver such policies or certificate at least thirty (30) days before the expiration dates thereof, the named party may, at its option, if such failure continues for ten (10) business days following written notice to the insuring party, procure such policies for the account of the insuring party, and the cost thereof shall be paid to the named party as Additional Rent within thirty (30) days after delivery to the insuring party of bills therefor.

     10.4 Subrogation.  Landlord and Tenant agree to have their respective
          -----------
insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under the types of policies of insurance set forth in Sections 10.2 and 10.3.2, above.

     10.5 Additional Insurance Obligations.  Tenant shall carry and maintain
          --------------------------------
during the entire Lease Term, at Tenant's sole cost and expense, such increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage (exclusive, as to insurance required under the provisions of Section 10.3, of earthquake and flood insurance) and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided that such requests shall be consistent with the treatment of comparable tenants in the Comparable Buildings.

                                  ARTICLE 11

                            DAMAGE AND DESTRUCTION
                            ----------------------

     11.1 Repair of Damage to Premises by Landlord.  Except in the case where
          ----------------------------------------
Landlord or its agents are already aware of the same, Tenant shall notify Landlord of any material damage to the Premises resulting from fire or any other casualty promptly following the date Tenant becomes aware of such damage. If the Building or Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Building, the Building Structure and Building Systems, except for those items which were constructed by or for the benefit of Tenant above and beyond the Tenant Improvement Allowance (the "Base, Shell and Core") . Such restoration shall be to substantially the same condition of the Base, Shell and Core prior to the casualty, except for modifications required by zoning and building codes and other laws. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition. Except as provided below with respect to the termination of the Lease, if the cost of restoration of the Base, Shell and Core shall exceed the amount of insurance proceeds scheduled to be received by Landlord from Landlord's casualty, earthquake and/or flood insurance due to the deductible amounts under such insurance (which deductible amounts shall not be in excess of commercially reasonable amounts for Comparable Buildings), Tenant shall pay such shortfall (not to exceed the deductible amounts permitted under this Lease) to Landlord prior to Landlord's repair of the damage to the Base, Shell and Core. If the cost of such repair to the Tenant Improvements by Landlord is estimated, after review of the costs by Tenant, to exceed the amount of insurance proceeds scheduled to be received by Landlord from Tenant's insurance carrier, as assigned by Tenant, Tenant shall pay any such short fall to Landlord prior to Landlord's repair of the damage. In the event this Lease shall terminate as a result of such damage, (i) Tenant shall pay the amount of the deductible under Landlord's policy only if the termination is a result of Tenant's election to terminate under Section 11.2.2 below, (ii) Tenant shall assign to Landlord the right to receive any insurance proceeds received from Tenant's insurance carrier related to the Tenant Improvements constructed utilizing the proceeds of the Tenant Improvement Allowance, and
(iii) Tenant shall retain the insurance proceeds related to those of the Tenant Improvements which were constructed utilizing funds provided by Tenant over and above the Tenant Improvement Allowance. Tenant shall retain all insurance proceeds related to Tenant's personal property, furniture, fixtures and equipment. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction of the Tenant Improvements, submit to Landlord, for Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned, or delayed, all plans, specifications and working drawings relating thereto, and Tenant shall have the right to alter the design of the previously existing Tenant Improvements, provided that such redesign shall not delay the repairs and restoration, and Landlord shall select the contractors to perform such improvement work; provided, however, that Tenant shall have the right to approve the contractor and the primary subcontractors relating to the Tenant Improvements, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that as a result of such damage Tenant may be entitled to abatement of Rent pursuant to the terms of Section 6.4 of this Lease.

     11.2  Landlord's Option to Repair.
           ---------------------------

           11.2.1  Landlord Right To Terminate.  Notwithstanding the terms of
                   ---------------------------
Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and/or Real Property and instead terminate this Lease by notifying Tenant in writing (the "Landlord Termination Notice") of such termination within sixty (60) days after the date of Landlord's discovery of damage (the "Damage Date"), such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Premises, Building and/or Real Property shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within two hundred forty (240) days of the Damage Date (when such repairs are made without the payment of overtime or other premiums); (ii) over One Million Five Hundred Thousand Dollars ($1,500,000.00) of the cost of the damage is not covered, excluding deductible amounts, by Landlord's insurance policies (which One Million Five Hundred Thousand Dollar ($1,500,000.00) amount shall decline, on a straight line basis, over the seven (7) years of the term of this Lease, each year reducing such amount by Two Hundred Fourteen Thousand Dollars ($214,000.00)),or (iii) the holder of any mortgage on the Building or Real Property shall require (based on such holder's legal right to so require) that the insurance proceeds or any portion thereof be used to retire the mortgage debt and the remaining proceeds are more than Three Hundred Seventy-Five Thousand and 00/100 Dollars ($375,000) less than the amount required to repair the damage.

          11.2.2  Tenant's Right to Terminate.  If Landlord does not elect to
                  ---------------------------
terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs of such damage cannot, in the reasonable judgment of the contractor selected by Landlord to complete such repairs, be completed to the standard set forth in Section 11.1, above, within two hundred forty (240) days after the Damage Date (which two hundred forty (240) day period shall not be subject to extension as a result of any "Force Majeure" as that term is defined in Article 21, below), Landlord shall, within sixty (60) days after the Damage Date, deliver notice of such fact to Tenant. Within thirty (30) days after Tenant's receipt of such notice, Tenant may elect to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant's notice, which date may be up to ninety (90) days following the date of the notice. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such two hundred forty (240) day period, as such period is extended by Force Majeure delays and Tenant Delays, Tenant shall have the right to terminate this Lease within five (5) business days of the end of such period and thereafter during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than five (5) business days following the end of such period or each such month, as the case may be. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right, which may only be exercised once with respect to any specific event of damage or destruction, to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring thirty (30) days after the Damage Date, Tenant may request that Landlord provide Tenant with a certificate from the or contractor described above setting forth such contractor's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.

          11.2.3  Damage Near End of Term.  Despite any other provision of this
                  -----------------------
Article 11, if the Premises or Building is destroyed or damaged by a casualty in the period of the Lease Term set forth below (and Tenant has not previously or within sixty (60) days after the Damage Date irrevocably exercised an available option to extend the Lease Term pursuant to Section 2.2 of this Lease), then the two hundred forty (240) day period specified in Section 11.2.1 and Section
11.2.2 and the amount of deductible under Landlord's policy which Tenant is otherwise required to pay under Section 11.1(i) shall be reduced to the number of days and the amounts indicated as the Time to Completion and the amount of Deductible payable by Tenant.

                                                            Amount of Deductible
     Damage in the last               Time to Completion      Payable by Tenant
     ------------------               ------------------    --------------------

 .    24 to 19 months of Lease Term    .    180 days                  75%
 .    18 to 13 months of Lease Term    .    120 days                  50%
 .    12 to 7 months of Lease Term     .    90 days                   25%
 .    6 months to end of Lease Term    .    30 days                    0%

     11.3 Waiver of Statutory Provisions.  The provisions of this Lease,
          ------------------------------
including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Real Property.

                                  ARTICLE 12

                                   NONWAIVER
                                   ---------

     No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term.

                                  ARTICLE 13

                                 CONDEMNATION
                                 ------------

     13.1 Permanent Taking.  If the whole or any part of the Premises or
          ----------------
Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (collectively, a "Taking"), and if such Taking involves a Taking of all or substantially all of the Premises, Landlord shall have the option to terminate this Lease upon delivery of ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if less than twenty five percent (25%) of the rentable square feet of the Premises is taken and Tenant is unable to reasonably conduct its business within the Premises, or if parking is substantially interfered with, or if access to the Premises is substantially interfered with,

Tenant shall have the option to terminate this Lease upon delivery of ninety
(90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to receive an award for fifty percent (50%) of the "bonus value" of its leasehold interest hereunder (which bonus value shall be equal to the sum paid by the condemning authority as the award for compensation for taking the leasehold created by this Lease), its relocation expenses, damages to Tenant's personal property, trade fixtures, and loss of goodwill. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated or reduced based on the number of rentable square feet of the Premises so taken. Tenant hereby waives any and all rights it might otherwise have pursuant to
Section 1265.130 of The California Code of Civil Procedure, or any successor statute.

     13.2 Temporary Taking.  Notwithstanding anything to the contrary contained
          ----------------
in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and twenty (120) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking (commencing on the date of such taking) in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises; provided that if the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then Base Rent and the Additional Rent shall be abated for the entire Premises for such time as Tenant continues to be so prevented from using, and does not use, the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                  ARTICLE 14

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     14.1 Transfers.  Subject to the provisions of this Article 14, Tenant shall
          ---------
not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or otherwise permit the occupancy or use of the Premises by any persons other than Tenant, its Affiliates and their employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). Any Transfer with respect to which Landlord's consent is required under this Article 14 and with respect to which such consent requirement is not exempted under this Article 14 is referred to herein as a "Consent Transfer." If Tenant desires Landlord's consent to any Consent Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than (a) in the case of a sublease of less than 24,000 rentable square feet, ten (10) business days, (b) in the case of a sublease of 24,000 square feet or more, fifteen (15) business days, and (c) in the case of an assignment of this Lease or any other Transfer, twenty (20) business days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the principal terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all then existing material, executed operative documents to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee and (v) to the extent reasonably available, any other reasonable information reasonably and customarily required by landlords of Comparable Buildings in connection with the review of similar Transfers. Subject to the terms of this Article 14, any Consent Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect. Whether or not Landlord consents to any Consent Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord, all of which costs shall not exceed, as to any specific request for Landlord approval, the sum of $2,500.

     14.2 Landlord's Consent.  Landlord shall not unreasonably withhold, delay
          ------------------
or condition its consent to any proposed Consent Transfer. Subject to the provisions of this Section 14.2, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Consent Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

          14.2.1 The Transferee is of a character or reputation or engaged in a business which is materially inconsistent with the quality of the Building; or

          14.2.2 The Transferee intends to use the Subject Space for purposes which are inconsistent with those permitted under this Lease; or

          14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; provided that the provisions of this Section 14.2. shall be applicable only if (i) the proposed
                   -------------
Transfer is an assignment of Tenant's interest in the Lease, (ii) the proposed Transfer concerns twenty thousand (20,000) rentable square feet or more of the Premises, or (iii) upon the consummation of the proposal Transfer, the Original Tenant and/or its Affiliates will not continue to directly occupy (i.e., have not subleased or otherwise transferred its space) at least forty thousand (40,000) rentable square feet of the Premises.

     If Landlord consents to any Consent Transfer pursuant to the terms of this
Section 14.2, Tenant may within nine (9) months after Landlord's consent, but not later than the expiration of said nine-month period, enter into such Transfer of the Premises or portion thereof, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its consent under this Article 14.

     14.3 Transfer Premium.
          ----------------

          14.3.1  Definition of Transfer Premium.  Subject to the terms of this
                  ------------------------------
Article 14, if Landlord consents to a Consent Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred (unless all or a portion of the Subject Space is subject to different Rent and Additional Rent terms, in which case, to the extent applicable, such different terms shall be applicable), after deducting the actual, out-of-pocket expenses incurred or to be incurred by Tenant for the following (collectively, the "Subleasing Costs") (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any space planning, architectural or design fees or expenses incurred in marketing such space or in connection with such Transfer, (iii) any improvement allowance or other monetary concessions provided to the Transferee, (iv) any brokerage commissions incurred by Tenant in connection with the Transfer, (v) legal fees incurred in connection with the Transfer, including those fees and costs reimbursed to Landlord pursuant to the last sentence of Section 14.1, (vi) any lease takeover costs incurred by Tenant in connection with the Transfer, (vii) out-of-pocket costs of advertising the space which is the subject of the Transfer, and (viii) the amount of any Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period, not to exceed four (4) months, commencing on the later of (a) the earlier of the date Tenant contracts with a reputable broker to market the Subject Space or commences negotiations with the Transferee as evidenced by an exchange of proposals, or (b) the date Tenant vacates the Subject Space, until the commencement of the term of the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, but shall exclude any payment which is not in excess of fair market value for (i) services rendered by Tenant to Transferee or (ii) for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

          14.3.2  Payment of Transfer Premiums.  The determination of the amount
                  ----------------------------
of the Transfer Premium shall be made on a monthly basis in accordance with the terms of this Section 14.3.2, as rent or other consideration is received by Tenant by under the Transfer. For purposes of calculating the Transfer Premium, Tenant's Subleasing Costs shall be credited against the first amounts received by Tenant as a result of the Transfer.

     14.4 Effect of Transfer.  Subject to the terms of this Article 14, if
          ------------------
Landlord consents to a Consent Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Consent Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer, and (iv) Tenant shall furnish upon Landlord's request a reasonable statement, certified by an independent certified public accountant, or Tenant's chief financial officer or other appropriate officer of Tenant, setting forth in reasonable detail the computation of any Transfer Premium Tenant has derived and expects to derive from such Transfer. Except as set forth in Section 14.4 above, no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant from liability under this Lease, including, without limitation, in connection with the Subject Space; provided, however, Tenant and the Guarantor shall be relieved and released from all liability under this Lease if the Transferee and/or any guarantor of the Transferee's obligations under this Lease (pursuant to a written guaranty in the form attached hereto as Exhibit L) has a long term debt
                                                ---------
credit rating from Standard & Poors of BBB- or better and a combined net worth of $250,000,000 or more; provided further, however, that such Transferee's obligations shall be guaranteed under a guaranty in the same form as the Guaranty attached to this Lease as Exhibit L if Transferee is a wholly-owned
                                   ---------
subsidiary or controlled by a third party entity, or, at Landlord's sole election, an agreement other than a guaranty may be reached between Landlord and the entity controlling the Transferee, whereby such entity agrees not to denigrate the financial condition of such Transferee during the term of the Lease. Landlord or its authorized representatives shall have the right at all reasonable times during normal business hours following ten (10) business days advance notice to audit the books, records and papers of Tenant directly relating to any Consent Transfer. If the Transfer Premium respecting any Consent Transfer shall be found understated, or overstated, the appropriate party shall within thirty (30) days after demand, pay to the other the deficiency or excess, and if understated by more than ten percent (10%), Tenant shall pay Landlord's costs of such audit.

     14.5 Non-Transfers.  Notwithstanding anything to the contrary contained in
          -------------
this Article 14, an assignment of this Lease or subletting of all or a portion of the Premises to an entity (an "Affiliate") which is controlled by, controls, or is under common control with, Tenant or Tenant's parent or any subsidiary of Tenant or Tenant's parent, or to a resulting entity from a merger or consolidation of Tenant with another entity, shall not be deemed a Transfer under this Article 14, and Landlord's consent shall not be required in connection therewith, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such Affiliate or resulting entity, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease and shall in no way relieve Tenant from any liability under this Lease. "Control," as used in this Section 14.5, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. As used in this Section 14.5, "Affiliate" shall also include any entity which is subleasing from Tenant less than 12,000 square feet of rentable area of the Premises and on a consolidated basis no more than 36,000 square feet and with respect to which no demising wall is to be erected, and with the only identification of such subtenant appearing on the door or doors to the offices, if any, in that portion or portions of the Premises being occupied by such sublessee.

                                  ARTICLE 15

                       SURRENDER OF PREMISES; OWNERSHIP
                       --------------------------------
                         AND REMOVAL OF TRADE FIXTURES
                        ------------------------------

     15.1 Surrender of Premises.  No act or thing done by Landlord or any agent
          ---------------------
or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger.

     15.2 Removal of Tenant Property by Tenant.  Upon the expiration of the
          ------------------------------------
Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15 and Section 8.4 above, quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear, casualty events, damage resulting from the negligence or misconduct of the Landlord Parties, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of free-standing furniture, equipment, cabinet work, and other personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and, subject to the terms of this Lease, Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                  ARTICLE 16

                                 HOLDING OVER
                                 ------------

          (a) If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. Except for the time limitation on Landlord's right to seek consequential damages set forth in the next sentence (which time limitation shall also apply to Landlord's rights to seek damages other than by reason of the following sentence), the provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within sixty (60) days after the termination or expiration of this Lease, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

          (b) Notwithstanding the foregoing, by written notice to Landlord given at least one hundred twenty (120) days prior to the expiration of the original Term, Tenant shall have one time right to elect to holdover in the Premises (which holdover will be deemed to be with Landlord's consent) for one
(1), two (2), or three (3) full months (as specified in Tenant's notice) at the same Monthly Base Rent and Additional Rent in effect under this Lease immediately prior to such holdover, and such continued occupancy by Tenant shall be subject to all of the other terms, covenants and conditions of this Lease, so far as applicable. The Lease Term will be extended for the period specified in such notice by Tenant to Landlord and a vacation of the Premises by Tenant prior to such date will not relieve Tenant of liability for Monthly Base Rent and Additional Rent accruing under this Lease through the expiration of the Term, as extended pursuant to Tenant's notice. The provisions of this Subsection 16(b) will survive the expiration or earlier termination of this Lease.

                                  ARTICLE 17

                             ESTOPPEL CERTIFICATES
                             ---------------------

     Within fifteen (15) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit
                                                                       -------
E, attached hereto, indicating therein any exceptions thereto that may exist at
-
that time, and shall also contain any other customary factual information certified to Tenant's knowledge, without a duty of investigation or inquiry by Tenant, reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted to Tenant by Landlord, rather than being granted by Tenant to Landlord or to a lender.

                                  ARTICLE 18

                                 SUBORDINATION
                                 -------------

     Subject to the terms of this Article 18, this Lease shall be subject and subordinate to all future ground or underlying leases of the Real Property and to the lien of any "Lender," which in this Lease shall mean any mortgagee under a mortgage or beneficiaries under any trust deeds hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the Lenders or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. As of the date of execution and delivery of this Lease, Landlord has not acquired title to the Real Property; therefore, Landlord will not be in a position to provide a Non-Disturbance Agreement to Tenant from the entity presently holding a recorded interest in the Real Property. However, following Landlord's acquisition of title to the Real Property, Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors or Lenders, or ground lessors or Lenders who come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the terms of this
Article 18.  Such commercially reasonable non-disturbance agreements shall
----------
include the obligation of any such successor ground lessor or Lender to recognize Tenant's rights specifically set forth in this Lease to offset against Rent next due hereunder (i) any improvement allowance granted under the Work Letter to the extent same has not been paid when due, and (ii) any unpaid arbitration or court award made prior to the ground lessor or Lender succeeding to the rights of Landlord under this Lease. Subject to the non-disturbance agreements described above, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure (or deed lieu thereof) of any such mortgage, or if any ground or underlying lease is terminated, to attorn, to the lien holder or purchaser or any successors thereto upon any such foreclosure sale (or deed in lieu thereof), or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease.
Tenant shall, within fifteen (15) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases, subject to the terms of this Article 18.

     Without limiting the foregoing, Landlord will obtain execution of the Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit I
                                                                       ---------
on or before the Lease Commencement Date as defined in Section 7.2 of the Summary of Basic Lease Information.

                                  ARTICLE 19

                              DEFAULTS; REMEDIES
                              ------------------

     19.1 Events of Default.  The occurrence of any of the following shall
          -----------------
constitute an event of default ("Event of Default") under this Lease by Tenant:

          19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within ten (10) business days after delivery of written notice to Tenant that such sum is past due; or

          19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it commences such cure within such period and thereafter proceeds to rectify and cure said default with reasonable diligence; or

          19.1.3 The failure by Tenant to observe or perform according to the provisions of Article 17 or Article 18 of this Lease where such failure continues for more than ten (10) business days after notice from Landlord.

          All notices to be given pursuant to this Section 19.1 shall be in addition to and not in lieu of the notice requirements of the California Code of Civil Procedure (S) 1161 et seq.
                         -- ----

     19.2 Remedies Upon Default.  Upon the occurrence of any Event of Default by
          ---------------------
Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, subject to due process of law and without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof; and Landlord may recover from Tenant the following:

                  (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                  (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iv) Any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                  (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant to Landlord pursuant to the terms of this Lease. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

     19.3 Sublessees of Tenant.  In the event Landlord elects to terminate this
          --------------------
Lease on account of any Event of Default by Tenant Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4 Waiver of Default.  No waiver by Landlord or Tenant of any violation
          -----------------
or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent or other payment hereunder by Landlord or Tenant following the occurrence of any default, whether or not known to Landlord or Tenant, as the case may be, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent or other payment so accepted.

     19.5 Efforts to Relet.  For the purposes of this Article 19, neither this
          -----------------
Lease nor Tenant's right to possession shall be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating this Lease or Tenant's right to possession.

     19.6 Landlord Default.  Notwithstanding anything to the contrary set forth
          ----------------
in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if (i) Landlord is obligated to make a payment of money to Tenant, and Landlord fails to pay such unpaid amounts within ten (10) days of written notice from Tenant that the same was not paid when due, or (ii) such failure is other than the obligation to pay money, and Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity; provided that, except as otherwise specifically provided in this Lease to the contrary, Tenant shall have no right to terminate this Lease. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Base Rent and Additional Rent next due and payable under this Lease.

                                  ARTICLE 20

                          COVENANT OF QUIET ENJOYMENT
                          ---------------------------

     Subject to Landlord's rights following an Event of Default, Landlord covenants that during the Lease Term Tenant shall peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied, except as otherwise expressly provided in this Lease.

date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4 Waiver of Default.  No waiver by Landlord or Tenant of any violation
          -----------------
or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent or other payment hereunder by Landlord or Tenant following the occurrence of any default, whether or not known to Landlord or Tenant, as the case may be, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent or other payment so accepted.

     19.5 Efforts to Relet.  For the purposes of this Article 19, neither this
          -----------------
Lease nor Tenant's right to possession shall be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating this Lease or Tenant's right to possession.

     19.6 Landlord Default.  Notwithstanding anything to the contrary set forth
          ----------------
in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if (i) Landlord is obligated to make a payment of money to Tenant, and Landlord fails to pay such unpaid amounts within ten (10) days of written notice from Tenant that the same was not paid when due, or (ii) such failure is other than the obligation to pay money, and Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity; provided that, except as otherwise specifically provided in this Lease to the contrary, Tenant shall have no right to terminate this Lease. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Base Rent and Additional Rent next due and payable under this Lease.

                                  ARTICLE 20

                          COVENANT OF QUIET ENJOYMENT
                          ---------------------------

     Subject to Landlord's rights following an Event of Default, Landlord covenants that during the Lease Term Tenant shall peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied, except as otherwise expressly provided in this Lease.

a political orientation or faction, which is inconsistent with the quality of the Real Property, or which would otherwise reasonably offend a landlord of a Comparable Building.

          23.1.3  Repair and Maintenance; Government Approval.  Tenant shall be
                  -------------------------------------------
responsible for the cost of the design, permitting, construction and installation of the Monument Sign and Tenant Name (the "Sign Cost"), and shall also be responsible for the repair and maintenance during the Lease Term of the Monument Sign. Tenant shall also be responsible for the cost and expense of the removal of its name from and restoration of the Building, if affected by the Monument Sign (or from the sign itself, but without restoration obligations) as of the expiration or earlier termination of the Lease. Tenant acknowledges and agrees that the Monument Sign shall be subject to all necessary approvals and permits from governmental agencies and shall comply with the CC&Rs.

     23.2 Building Signage.  Tenant shall have the right, during the Lease Term,
          ----------------
at Tenant's sole cost and expense, to install a sign, with the specifications as set forth on Exhibit F, attached hereto, on the roof (so long as any roof
             ---------
warranty is not voided or adversely affected thereby) and exterior of the Building containing the Tenant Name (the "Building Signage"), provided that such Building Signage shall be subject to all of the terms of the CC&Rs and any applicable governmental requirements. Except as provided in this Lease, Tenant shall be responsible, at Tenant's sole cost and expense, to repair and maintain the Building Signage in first class condition during the Lease Term. In addition Tenant shall be responsible for the cost and expense of the removal of the Building Signage as of the termination or earlier expiration of the Lease Term, and for the cost of repair of any damage to the Building resulting from such removal.

     23.3 Prohibited Signage and Other Items.  Except as approved elsewhere in
          ----------------------------------
this Lease, any signs, notices, logos, pictures, names or advertisements which are installed and visible from the exterior of the Premises and/or Building and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole but reasonable discretion.

                                  ARTICLE 24

                              COMPLIANCE WITH LAW
                              -------------------

     Neither Landlord nor Tenant shall do anything in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Laws"). Should any Laws now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees or tenants, then (i) Tenant agrees, at its sole cost and expense, to comply promptly with such Laws if they relate to any of the Tenant Maintenance Items, the Tenant Improvements or the Alterations and to make all alterations to the Premises, Building, and/or Real Property as are required to comply with such Laws and (ii) Landlord shall comply with and all other Laws, including those which relate to the Landlord Maintenance Items, unless such compliance obligations are triggered by the construction of the Tenant Improvements or Alterations, in which event such compliance obligations to the Landlord Maintenance Items shall be at Tenant's sole cost and expense.

                                  ARTICLE 25

                                 LATE CHARGES
                                 ------------

     Each party hereby acknowledges that late payment by the other of Rent or other sums due hereunder will cause such party to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage, deed of trust, or ground or underlying lease covering the Premises. Accordingly, if any installment of Rent or any other sum due from either party shall not be received by the other within five (5) business days after notice that said amount is over due, then the defaulting party shall pay to the other a late charge equal to two percent (2.0%) of the amount due, provided that three
(3) times in any twenty-four (24) month period, Landlord shall first deliver a second five (5) business day notice prior to such late charge becoming due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that will be incurred by reason of such late payment. Acceptance of such late charge shall in no event constitute a waiver of any default with respect to such overdue amount, nor prevent the non-defaulting party from exercising any of the other rights and remedies granted hereunder. Any late charge owed by Tenant shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law other than for damages for the late payment of Rent. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) business days after notice the same are over due shall thereafter bear interest until paid at a rate (the "Interest Rate") per annum equal to the Wells Fargo Bank (or other "money center" national bank reasonably selected by Landlord) "reference rate" or "base rate" publicly announced from time to time, plus two percent (2%), provided that in no case shall such rate be higher than the highest rate permitted by applicable law.

                                  ARTICLE 26

             LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
             ----------------------------------------------------

     26.1 Landlord's Cure.  Except as otherwise specifically set forth in this
          ---------------
Lease, all covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after thirty (30) days prior notice to Tenant (or in the case of an emergency, after such notice as is reasonable under the circumstances), make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     26.2 Tenant's Reimbursement.  Except as may be specifically provided to the
          ----------------------
contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                  ARTICLE 27

                               ENTRY BY LANDLORD
                               -----------------

     Subject to the provisions of this Lease, and provided Landlord uses commercially reasonable efforts to minimize any interference with Tenant's business, Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant (or in the case of an emergency upon such notice as is reasonable under the circumstances) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, ground or underlying lessors or insurers (provided that such right shall not extend to prospective tenants until twelve (12) months prior to the Lease Expiration Date); (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with Laws, or for alterations, repairs or improvements to the Landlord Maintenance Items. Notwithstanding anything to the contrary contained in this Article 27, and subject to the notice requirements set forth in Section 19.1.2, above, and Landlord's compliance with the terms of Section 26.1, Landlord may enter the Premises at any time to perform any covenants of Tenant which Tenant fails to perform. Except as otherwise expressly provided in this Lease, any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims (not including claims for physical property damages (subject to Section 10.4 hereof) or personal injury damages) for any injuries or inconvenience to or interference with Tenant's business or lost profits, occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may in good faith deem proper to open the doors in and to the Premises. Subject to the provisions of this Lease, any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Notwithstanding the foregoing, as reasonably necessary in connection with Tenant's business use of the Premises, Tenant may designate certain secure areas, and on prior written notice to Landlord of these areas, Tenant may deny Landlord access to such areas except in an emergency or when Landlord is accompanied by Tenant. Subject to the provisions of this Lease, no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

                                  ARTICLE 28

                                TENANT PARKING
                                --------------

     Prior to the Lease Commencement Date, Landlord will construct on the Real Property at least six hundred (600) full size parking spaces which Tenant shall have the exclusive right to use during the Lease Term without charge. Tenant may mark all such parking spaces to be reserved exclusively for Tenant and Tenant may enforce such exclusive parking rights by any lawful means Tenant deems necessary.

                                  ARTICLE 29

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     29.1 Terms.  The necessary grammatical changes required to make the
          -----
provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

     29.2 Binding Effect.  Each of the provisions of this Lease shall extend to
          --------------
and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

     29.3 No Air Rights.  No rights to any view or to light or air over any
          -------------
property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     29.4 Modification of Lease.  Should any prospective mortgagee or ground
          ---------------------
lessor for the Building or Real Property require a modification or modifications of this Lease, which modification or modifications will not directly or indirectly cause an increased cost or expense to Tenant under this Lease or in connection with Tenant's business operations, or have any negative economic impact, or any other material negative impact, on the Premises or Tenant's occupancy of the Premises or in any other way adversely change the rights and obligations of Tenant hereunder including, without limitation, all rights and obligations of Tenant with respect to renewal, assignment and subletting, insurance proceeds and Tenant's rights to terminate this Lease, or receive abatement of Rent, then and in such event, Tenant agrees that this Lease may be so modified at Landlord's sole cost and expense (including Tenant's reasonable attorneys' fees for review of the same), and agrees to execute whatever reasonable documents are required therefor and deliver the same to Landlord within thirty (30) days following the request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within fifteen (15) business days following Tenant's receipt of written request therefor.

     29.5 Transfer of Landlord's Interest.  Notwithstanding the provisions of
          -------------------------------
this Section 29.5, Landlord shall not be released from its liabilities or obligations under this Lease until the Tenant Improvements and Landlord's Work have been completed pursuant to Exhibit B and Landlord has satisfied all of its
                                ---------
financial obligations with respect thereto. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease. Tenant agrees that in the event of a transfer of fee title and provided that such transferee is a bona fide purchaser and agrees in writing to perform all of Landlord's obligations thereafter accruing, Landlord shall automatically be released from all liability under this Lease thereafter accruing and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising or accruing after the date of transfer upon agreement by such transferee to fully assume and be liable for all obligations of this Lease to be performed by Landlord which first accrue or arise after the date of the conveyance, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that unless and until such mortgage lender succeeds to Landlord's interest and obligations hereunder, Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     29.6   Prohibition Against Recording.  A memorandum of this Lease may be
            -----------------------------
recorded by Tenant provided Landlord may first require Tenant's agreement to deliver to Landlord an executed, recordable, memorandum of termination of the same, within ten (10) business days after the expiration or earlier termination of this Lease and provided Tenant will pay all costs of such recordation.

     29.7   Landlord's Title.  Subject to and except for the rights of Tenant
            ----------------
expressly set forth in this Lease, Landlord's title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     29.8   Captions.  The captions of Articles and Sections are for convenience
            --------
only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.9   Relationship of Parties.  Nothing contained in this Lease shall be
            -----------------------
deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

     29.10  Time of Essence.  Time is of the essence of this Lease and each of
            ---------------
its provisions.

     29.11  Partial Invalidity.  If any term, provision or condition contained
            ------------------
in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.12  No Warranty.  Except as otherwise expressly set forth in this Lease,
            -----------
in executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

     29.13  Landlord Exculpation.  It is expressly understood and agreed that,
            --------------------
notwithstanding anything in this Lease to the contrary, the liability of Landlord or the Landlord Parties to Tenant for performance of Landlord's obligation under the Lease shall be (i) limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and Real Property and to the proceeds of any insurance (the cost of which is included in Operating Expenses) or condemnation awards received by Landlord pursuant to the items of Article 13 of this Lease and (ii) subject to the waiver of consequential damages set forth in Section 10.1, above. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant; provided, however, if Landlord incurs any liability to Tenant under this Lease which liability is reduced to a judgment against Landlord, then Tenant shall be entitled to deduct the amount of such judgment from Rent payable by Tenant under this Lease. The limitations of liability contained in this
Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.

     The provisions of the preceding section are subject to the following restrictions:

     (a) This Section shall not apply with respect to Landlord's obligations to fund the Tenant Improvement Allowance and to complete Landlord's Work under Exhibit B; and
                       ---------

     (b) This Section shall have no effect on Tenant's rights to withhold or set off rents as provided elsewhere in this Lease.

     29.14  Entire Agreement.  It is understood and acknowledged that there are
            ----------------
no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease (including all exhibits attached hereto), and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

     29.15  Guaranty of Lease.
            ------------------

            29.15.1    Form of Guaranty.  This Lease is to be guaranteed by
                       ----------------
Matsushita Electric Company of America. The form of the Guaranty to be executed shall be in the form attached hereto as Exhibit L. Guarantor shall have the
                                        ---------
same obligations as Tenant under this Lease, including but not limited to the obligations to provide the estoppel certificate and information required in
Article 17.

            29.15.2  Additional Obligations of Guarantor.  It shall constitute
                     -----------------------------------
an Event of Default of Tenant under this Lease if Guarantor fails or refuses, upon reasonable request by Landlord to give: (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf, (b) an estoppel certificate, or
(c) written confirmation that the guaranty is still in effect.

     29.16  Notices.  All notices, demands, statements, designations, approvals
            -------
or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, and shall be delivered personally or by nationally recognized overnight courier service or sent by United States certified or registered mail, postage prepaid, return receipt requested (i) to Tenant at the appropriate addresses set forth in
Section 5 of the Summary, or to such other place in the continental United States as Tenant may from time to time designate in a Notice to Landlord; or
(ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place in the continental United States as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is received as provided in this Section 29.16 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to one only of such mortgagee or ground or underlying lessor at the address set forth in such notice a written notice of any default by Landlord under the terms of this Lease.

     29.17  Authority.  If either party is a corporation or partnership, each
            ---------
individual executing this Lease on behalf of such party hereby represents and warrants that such party is a duly formed and existing entity and that such party has full right and authority to execute and deliver this Lease and that each person signing on behalf of such party is authorized to do so.

     29.18  Governing Law.  This Lease shall be construed and enforced in
            -------------
accordance with the laws of the State of California.

     29.19  Submission of Lease.  Submission of this instrument for examination
            -------------------
or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.20  Brokers.  Landlord and Tenant hereby warrant to each other that they
            -------
have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate broker specified in
Section 9 of the Summary (the "Broker") (to whom Landlord shall be obligated to pay a commission pursuant to a separate brokerage agreement (the "Brokerage Agreement"), which amount shall be included in the Project Costs), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Broker. If Landlord fails to pay any amounts due Broker in connection with the Brokerage Agreement, such Broker may send written notice to Landlord and Tenant of such failure and if Landlord fails to pay such amounts within ninety (90) days after said notice, Tenant shall have the right to pay such amount due Broker and upon such payment, Tenant shall be entitled to offset such amounts paid to such Broker against Tenant's next rental obligations which may become due under this Lease. If Landlord objects in writing within such ninety

(90) day period to the claim by Broker, the offset rights in this Section 29.20 shall be limited to the amount ultimately determined to be owed by Landlord to such Broker.

            If at the time of renewal or extension of the term of this Lease, the Brokerage Agreement between Landlord and Broker provides that Landlord is not obligated to pay a commission to Broker if Tenant presents to Landlord and/or Broker a written exclusive listing agreement with another broker, then in the event that (i) Landlord or its successor in interest is otherwise obligated to pay a commission to Broker pursuant to the terms of the Brokerage Agreement as the result of any renewal or extension of the term of this Lease, and (ii) Tenant uses a broker other than Broker in connection with such renewal or extension of the term of this Lease and such use is not pursuant to such written exclusive listing agreement with another broker, then Tenant shall be obligated to pay any fee, commission or other compensation to such broker and Tenant's indemnity obligation to Landlord, as set forth in this Section 29.20, shall apply with regard to such broker.

     29.21  Independent Covenants.  If Landlord fails to perform its obligations
            ---------------------
set forth herein, Tenant shall not, except as expressly provided in this Lease to the contrary, be entitled (i) to make any repairs or perform any acts hereunder at Landlord's expense or (ii) to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as, to the extent required in this Lease, notice is first given to Landlord and an opportunity is granted to Landlord to correct such violations as provided in
Section 19.5, above.

     29.22  Year 2000 Compliance Obligations.  Landlord shall ensure that all
            --------------------------------
the Building "Computer Controlled Facility Components" (as that term is hereinafter defined) are "Year 2000 Compliant" (as that term is hereinafter defined) prior to January 1, 2000. "Computer Controlled Facility Components" refers to software driven technology and embedded microchip technology which are incorporated into the Base, Shell and Core of the Building. This includes, but is not limited to, programmable thermostats, HVAC controllers, auxiliary elevator controllers, utility monitoring and control systems utilizing microcomputer, minicomputer, or programmable logic controllers. "Year 2000 Compliant" means Computer Controlled Facility Components accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations.

     29.23  Transportation Management.  To the extent required by Laws, Tenant
            -------------------------
shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building.

     29.24  Hazardous Material.
            ------------------

            29.24.1  Definition.  As used herein, the term "Hazardous Material"
                     ----------
means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iii) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (iv) petroleum, (v) asbestos or asbestos containing materials, (vi) listed under
Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, division 4, Chapter 20, (vii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S) 1317), (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.(S) 6902 et seq. (42 U.S.C. (S) 6903), or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. (42 U.S.C. (S) 9601).

          29.24.2  Operating Expenses.  Tenant acknowledges that Landlord may
                   ------------------
incur costs for complying with laws, codes, regulations or ordinances relating to Hazardous Material, including, without limitation, the following: (i) Hazardous Material present in soil or ground water; (ii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under the Real Property, (iii) Hazardous Material present on or under the Real Property as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Real Property by persons or entities other than Landlord and Tenant; and
(iv) material which becomes Hazardous Material due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste. Landlord shall promptly provide to Tenant a copy of any Phase I hazardous materials report and any other report or study relative to the environmental condition of the Premises which Landlord has in its possession. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, the Project for complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be paid by Tenant if such costs are a result of a violation by Tenant of its covenant and agreement in Section
5.2 of this Lease, and shall be an Operating Expense only if such costs qualify
(x) under this Section 29.24 to the extent that such compliance does not relate to Hazardous Materials which exist on or under the Project prior to the commencement of the Lease Term, and (y) under clause (iv) so long as such cost and compliance with said clause (iv) is amortized over a seven-year period with Tenant only being responsible for such costs to the extent that the term of this Lease is included within such seven-year amortization period, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease. To the extent such Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate recovery of such Operating Expense to which such recovery or reimbursement relates.

          29.24.3  Landlord's Representation.  Landlord hereby represents to
                   -------------------------
Tenant that to the best of Landlord's knowledge, on execution of this Lease and on completion of Landlord's Work, there will be no Hazardous Materials located in, on or under the Building, the Real Property or the Premises, and there has been no violation thereon of any law governing Hazardous Materials. To the extent that there has, in fact, been any such violation, Landlord hereby agrees to remove, at Landlord's sole cost and expense, any such Hazardous Materials unless Tenant has caused such violation. Landlord shall cause the Premises, the Building and the Real Property to be in full compliance with any governmental laws, ordinances, regulations or orders relating to environmental conditions on, under or about the Premises, the Building or the Real Property, including but not limited to asbestos, soil and ground water conditions and Hazardous Materials. Landlord further represents that to the best of Landlord's knowledge, on completion of Landlord's Work, the Building will comply with all applicable earthquake codes. To the extent that the Building is not in such compliance, Landlord shall promptly cause such compliance, at Landlord's sole cost and expense.

          29.24.4  Third Parties.  Tenant and Landlord agree to share equally
                   -------------
any costs directly attributable to Hazardous Substances in, on, under, at or about the Premises which arise following the Lease Commencement Date and are caused by a party other than Landlord and Tenant and their respective agents, contractors, licensees, invitees or employees (it being agreed that each of Landlord and Tenant shall be solely responsible for costs directly attributable to Hazardous substances in, on, under, at or about the Premises caused by its agents, contractors, licensees, invitees or employees.

     29.25  INTENTIONALLY DELETED

     29.26  Reasonable Consent.  Except for matters for which there is a
            ------------------
standard of consent or approval specifically set forth in this Lease, in which case the express standard shall control, and except for matters which could (i) adversely affect the Systems and Equipment, (ii) adversely affect the Building structure, or (iii) affect the exterior appearance of the Building, in which case Landlord shall have the right to act in its sole and absolute discretion (but at all times in good faith) as to the matters described in items (i), and
(ii) and (iii) above, any time the consent or approval of Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed. Subject to the foregoing, and except for matters pertaining to the exercise by either party of any remedies in the event of a default by the other party, in the event this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

     29.27  Counterparts.  This Lease may be executed in counterparts, each of
            ------------
which shall be deemed an original, but such counterparts, when taken together shall constitute one agreement.

     29.28  Termination of Existing Lease.  Concurrently with and upon the full
            -----------------------------
execution and delivery of this Lease and the acquisition of the Real Property by Landlord, Landlord shall cause Fund VIII and Fund IX Associates, a Georgia joint venture ("Fund") to execute a Lease and Guaranty Termination Agreement in the form of Exhibit D attached hereto. On the Effective Date (as defined in Exhibit
        ---------                                                        -------
D), Landlord, Tenant and its Guarantor shall be released from all of their
-
obligations with respect to Tenant's existing lease with Fund at 15253 Bake Parkway, Irvine, California in accordance with and to the extent provided in the Lease and Guaranty Termination Agreement; provided, however, the existing leases shall not be terminated and Tenant shall not be obligated to move from the existing premises until a reasonable time after Landlord's Work and Tenant Improvements are substantially completed and the certificate of occupancy or its equivalent has been issued so that the Tenant can take occupancy of the Premises and commence doing business therein. The condition to such release is the compliance by Tenant with all of the surrender obligations set forth in such lease. Fund VIII and Fund IX Associates joins in this Lease solely for the purpose of evidencing its agreement to execute the Lease and Guaranty Termination Agreement in accordance with this Section 29.28

     29.29  General Compliance.  Landlord hereby represents to Tenant, that
            ------------------
Landlord shall, throughout the initial term of the Lease and any extension of the term of the Lease, cause the Premises (including all parking lots and entrances serving the Premises) to comply with all applicable laws, ordinances, rules and regulations of governmental authorities, including but not limited to, the Americans with Disabilities Act, and all regulations and orders promulgated pursuant to such act ("Applicable Laws") with the cost of such compliance to be at Landlord's sole cost and expense; provided that such compliance by Landlord shall be applicable to any of the Tenant Improvement work contemplated by the Work Letter.

     29.30  Building Security.  Tenant, at its sole expense, shall be permitted
            -----------------
to install its own security system (which may be a card-key security system) in the Building and any portion thereof. Tenant, at Tenant's sole expense or as part of Project Costs, shall also be permitted to install a perimeter security fence around the Premises and parking area and to control access thereto, subject to the approval of such fence and fencing materials by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

     29.31  Telecommunications Equipment and Other Appurtenances.
            ----------------------------------------------------

            29.31.1  Installation.  At any time during the Lease Term, Tenant
                     ------------
shall have the exclusive right, so long as Tenant is the sole lessee of all non-common areas of the Building and thereafter a non-exclusive right, to install at Tenant's sole cost and expense, up to eight (8) antennas, satellites, microwave dishes and any other type of telecommunications or communications device ("Communications Equipment") upon the roof of the Building at a location designated by Tenant, which location as well as Tenant's plans and specifications relating to the installation of Tenant's Communications Equipment shall be subject to Landlord's reasonable approval, without the payment of operating expenses; provided, however, Tenant shall pay all cost of such Communications Equipment, including, without limitation, the utilities and maintenance necessary to Tenant's operation of the Communications Equipment and liability insurance for such Communications Equipment, and Landlord may require Tenant to install screening around such Communications Equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord. The Communications Equipment shall comply with all governmental laws and ordinances and with the CC&R's. Tenant shall also have the right to use the Building shafts, risers and/or conduits within the Building (including the roof) for the installation and maintenance of conduits, cables, ducts, flues, pipes and other devices for communications, data processing devices, supplementary HVAC (if necessary) and other facilities consistent with Tenant's use of the Building and the Premises. Tenant shall also have the right to install and maintain a back-up generator and enclosure for support of its communications and data systems.

            29.31.2  Maintenance and Repair.  Tenant shall maintain, repair or
                     ----------------------
replace Communications Equipment, at Tenant's sole cost and expense. During the Lease Term, Tenant shall have the obligation to repair all damage to the Building rooftop caused by the installation, repair, maintenance and use of the Communications Equipment. Further, Tenant shall have the obligation to repair any damage to the Building rooftop caused by Tenant's Communications Equipment, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted.

          29.31.3  Termination.  Tenant shall be entitled at any time to
                   -----------
terminate such use of space on the roof, in which case Tenant shall be relieved of all of its obligations to pay any utilities and/or maintenance charges attributable to the operation of Tenant's Communications Equipment upon removal of all such equipment from the roof of the Building by Tenant. Upon Tenant's termination of the use of space on the roof and removal of its Communications Equipment therefrom, Tenant shall have the obligation to repair all damage to the Building rooftop caused by such removal of the Communications Equipment, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord under this Lease excepted.

     29.32  Acquisition of the Real Property and Penalty for Delay in Delivery
            ------------------------------------------------------------------
of Building.  If  prior to March 15, 1999, Landlord fails to purchase the Real
-----------
Property and provide to Tenant reasonable evidence of Landlord's financial ability (such as a binding loan commitment or fully funded escrow or fund control account) to complete Landlord's Work and pay the Tenant Improvement Allowance, Tenant may cancel this Lease at any time thereafter until Landlord purchases the Real Property and provides such evidence.

     If Landlord has not completed the items set forth in the Basic Lease Provisions, Section 7.2 (a) to and including (e) on or before December 21, 1999, subject to Tenant Caused Delay and Force Majeure Delay, Landlord will incur a penalty equal to a day-for-day forgiveness of Base Rent for each day delivery is delayed beyond December 21, 1999. For instance, if Landlord completes such items fifteen (15) days after such date, then Base Rent will be payable beginning on the sixteenth (16th) day after the Lease Commencement Date.

     29.33  Aircraft Environmental Impact Declaration.  Tenant acknowledges that
            -----------------------------------------
Landlord has disclosed to Tenant that the Pacific Commercentre Property (which includes the premises) is subject to overflight, sight and sound of aircraft operating from El Toro Marine Corp Air Station and that Landlord has provided disclosures to Tenant regarding the conditions and limitations set forth in (i) Easement recorded July 2, 1979 in Book 13213, page 1111, Official Records, (ii) Declaration recorded October 29, 1979 in Book 13372, page 1831, Official Records, and (iii) Notice recorded December 1, 1983 as Instrument Number 83-549335, Official Records.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

Landlord:

WELLS OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:  Wells Real Estate Investment Trust, Inc.,
     a Maryland corporation,
     General Partner

     BY:  /s/ Leo F. Wells
          -------------------------------
          Name:  LEO F.WELLS , III
                -------------------------
          Title:  PRESIDENT
                -------------------------


Tenant:

MATSUSHITA AVIONICS SYSTEMS CORPORATION, a Delaware corporation

By:  /s/ Brinder S. Bhatia
     ------------------------------------
     Name:  Brinder S. Bhatia
          -------------------------------
     Title: Senior Vice President
          -------------------------------

By:  ____________________________________
     Name:  _____________________________
     Title: _____________________________

                             [SIGNATURES CONTINUED]

                         The undersigned joins in the execution of this Lease solely for the purpose set forth in Section 29.28 hereof and shall not otherwise be deemed a party to this Lease.

                         Fund VIII and Fund IX Associates,
                         a Georgia joint venture

                         By:  Wells Real Estate Fund VII, L.P.,
                              a Georgia limited partnership, general partner

                              By:   Wells Capital, Inc.,
                                    a Georgia corporation, general partner

                                    By:  /s/ Leo F. Wells
                                         ---------------------------------------
                                         Name:    LEO F. WELLS, III
                                                --------------------------------
                                         Title:    PRESIDENT
                                                --------------------------------

                         By:  Wells Real Estate Fund IX, L.P.,
                              a Georgia limited partnership

                              By:   Wells Partners, L.P.,
                                    a Georgia limited partnership

                                    By:  Wells Capital, Inc.,
                                         a Georgia corporation, General Partner

                                         By:    /s/ Leo F. Wells
                                                --------------------------------
                                                Name:    LEO F. WELLS, III
                                                       -------------------------
                                                Title:    PRESIDENT
                                                       -------------------------